Exhibit 99.1

AgriFORCE Provides Program Update Highlighting the Strategic
Advancement of its Sustainable Technology Solutions Initiatives

Letter of Intent signed to purchase Alberta, Canada Bitcoin mining facility with 1.2MW capacity and significant opportunity to capture carbon offsets

VANCOUVER, British Columbia, November 13, 2024 (GLOBE NEWSWIRE) — AgriFORCE Growing Systems Ltd. (the “Company”) (NASDAQ: AGRI), an intellectual property focused technology company, provides an update to shareholders highlighting the Company’s ongoing strategic shift toward advancement of its sustainable technology initiatives and its signing of a Letter of Intent (“LOI”) to purchase a Bitcoin mining facility in Alberta, Canada, powered by sustainable energy.

AgriFORCE CEO Jolie Kahn stated, “Our strategic vision remains centered on the pursuit of sustainable technology opportunities that will support the company’s dedication to building long-term shareholder value. To this end, we announce the next phase of our transition, highlighted by the integration of Bitcoin mining solutions and the ancillary environmental and power-generation benefits that result from engaging in that business. We recognize the potential of Bitcoin and other digital currencies in facilitating sustainable financial transactions and intend to utilize 10-20% of our future capital raised to purchase and hold Bitcoin. We look forward to keeping our shareholders informed of our ongoing exploration of additional innovative platforms that align with our dynamic growth strategy.

“Relying upon my experience as general counsel to a recognized Bitcoin mining company and of other team members in this industry, this is our first foray in the crypto space. We have entered into an LOI and paid an initial deposit to purchase a mining facility in Alberta, Canada, with the cost of power generated from captured flare gas estimated at four cents Canadian per kWh. The site has the capacity for 1.2 MW, which we believe will provide the opportunity to generate immediate cash flow for the Company In addition, we will be using our proprietary technology to set up CEA facilities to capture carbon exhaust to decarbonize and use for sustainable agriculture that we believe will provide further value via carbon offsets and credits and agricultural production.

“We believe that the crypto industry, Bitcoin in particular, provides an opportunity to create valuable assets within the Company, additional financial capital wherewithal as Bitcoin are mined and applied to our balance sheet, and, as we are doing in this pilot, the opportunity to demonstrate the value of our in-house technology to derive additional value and mitigate the environmental effects of data centers. We expect this transaction to be complete in the coming weeks and look forward to providing additional updates to our progress on this aspect of our strategy, as well as future activities,” concluded Kahn.

ABOUT AGRIFORCE

AgriFORCE Growing Systems Ltd. (NASDAQ: AGRI; AGRIW) is a tech company focused on building an integrated platform that combines the best technology, intellectual property, and knowledge to solve an urgent problem – providing the best solutions to help drive value added benefits to our shareholders through use of sustainable technologies. Additional information about AgriFORCE is available at: www.agriforcegs.com.

Follow AgriFORCE on Twitter: @agriforcegs

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Connect with AgriFORCE on LinkedIn: AgriFORCE Growing Systems Ltd.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release. This announcement is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy securities of the issuer. Any offer to sell or solicitation of an offer to buy securities of the issuer may only be made pursuant to a valid prospectus pursuant to an effective registration statement or pursuant to a valid exemption from registration under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

Investor Relations:

Richard Wong, CFO

rwong@agriforcegs.com

CORE IR

investorrelations@agriforcegs.com